EXHIBIT 11
1 OF 2


                                                WORLD AIRWAYS, INC.
                                     CALCULATIONS OF EARNINGS PER COMMON SHARE
                                     FOR THE THREE MONTHS ENDED SEPTEMBER 30,
                                         (IN THOUSANDS EXCEPT SHARE DATA)
                                                    (UNAUDITED)

                                                                                   1997                    1996
                                                                                ----------              ----------

NET INCOME PER COMMON EQUIVALENT SHARE:

     Net income for primary earnings per
         common equivalent share                                             $       3,726           $       3,089
     Fully diluted adjustment:
         Interest expense saved as a result
              of debt conversion                                                       395                      --
                                                                                ----------               ---------
     Net income for fully diluted earnings
         per common equivalent share                                         $       4,121           $       3,089
                                                                                ==========               =========

PRIMARY EARNINGS PER COMMON
     EQUIVALENT SHARE:

     Earnings per common equivalent share:
         Continuing operations                                               $        0.35           $        0.24
         Discontinued operations                                                        --                    0.02
                                                                                ----------              ----------
         Net earnings                                                        $        0.35           $        0.26
                                                                                ==========              ==========

     Weighted average common shares outstanding                                 10,774,075              12,000,064
     Weighted average options and warrants treated
         as common stock equivalents                                                 1,261                      --
                                                                                ----------              ----------
     Primary number of shares                                                   10,775,336              12,000,064
                                                                                ==========              ==========

FULLY DILUTED EARNINGS PER COMMON
     EQUIVALENT SHARE:

     Earnings per common equivalent share:
         Continuing operations                                               $        0.25           $        0.24
         Discontinued operations                                                        --                    0.02
                                                                                ----------             -----------
         Net earnings                                                        $        0.25           $        0.26
                                                                                ==========             ===========

     Weighted average common shares outstanding                                 10,774,075              12,000,064
     Weighted average options and warrants treated
         as common stock equivalents                                                 1,261                      --
     $50.0 million, 8% convertible debt securities                               5,617,978                      --
                                                                                ----------              ----------
     Fully diluted number of shares                                             16,393,314              12,000,064
                                                                                ==========              ==========



EXHIBIT 11
2 OF 2



                                              WORLD AIRWAYS, INC.
                              CALCULATIONS OF EARNINGS (LOSS) PER COMMON SHARE
                                   FOR THE NINE MONTHS ENDED SEPTEMBER 30,
                                      (IN THOUSANDS EXCEPT SHARE DATA)
                                                 (UNAUDITED)


                                                                                  1997                    1996
                                                                                -----------           -----------

NET INCOME (LOSS) PER COMMON EQUIVALENT SHARE:

     Net income (loss) for primary earnings
         per common equivalent share                                         $      14,392           $    (18,844)
     Fully diluted adjustment:
         Interest expense saved as a result
              of debt conversion                                                       395                      --
                                                                                ----------              ----------
     Net income (loss) for fully diluted earnings
         per common equivalent share                                         $      14,787           $    (18,844)
                                                                                ==========              ==========

PRIMARY EARNINGS (LOSS) PER COMMON
     EQUIVALENT SHARE:

     Earnings (loss) per common equivalent share:
         Continuing operations                                               $        1.30           $        1.14
         Discontinued operations                                                        --                  (2.71)
                                                                                ----------              -----------
         Net earnings (loss)                                                 $        1.30           $       (1.57)
                                                                                ==========              ===========

     Weighted average common shares outstanding                                 11,077,251              12,000,064
     Weighted average options and warrants treated
         as common stock equivalents                                                 2,746                      --
                                                                                ----------              ----------
     Primary number of shares                                                   11,079,997              12,000,064
                                                                                ==========              ==========

FULLY DILUTED EARNINGS (LOSS) PER COMMON
     EQUIVALENT SHARE:

     Earnings (loss) per common equivalent share:
         Continuing operations                                               $        0.89           $        1.14
         Discontinued operations                                                        --                  (2.71)
                                                                                ----------              ----------
         Net earnings (loss)                                                 $        0.89           $      (1.57)
                                                                                ==========              ==========

     Weighted average common shares outstanding                                 11,077,251              12,000,064
     Weighted average options and warrants treated
         as common stock equivalents                                                 2,746                      --
     $50.0 million, 8% convertible debt securities                               5,617,978                      --
                                                                                ----------              ----------
     Fully diluted number of shares                                             16,697,975              12,000,064
                                                                                ==========              ==========

                                                        30